                                                                  Exhibit 23.2




                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Accredo Health, Incorporated 2002 Long-Term Incentive Plan of our report dated August 7, 2001, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated included in its Form 10-K/A for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                            /s/ERNST & YOUNG LLP


Memphis, Tennessee
August 29, 2002